Exhibit 10.1

CONSULTING AGREEMENT

This Consulting Agreement (this “Agreement”), dated as of August 28, 2021, is entered into by and between Bilander Acquisition Corp., a Delaware corporation (the “Company”), and Shipyard Advisors, L.P. (“Consultant”) (collectively referred to as the “Parties” or individually referred to as a “Party”).

WHEREAS, the Company desires to engage Consultant to perform consulting services on behalf of the Company and Consultant desires to perform such services on the terms and conditions hereinafter set forth.

NOW, THEREFORE, in consideration of the premises and the mutual covenants set forth herein, the Parties hereby agree as follows:

1.	Consulting Services.

(a) The Company hereby retains Consultant, and Consultant hereby accepts such retention, to perform consulting and advisory services for the Company that include but are not limited to management and consulting services, business and financial diligence efforts, strategic planning, and corporate development and analysis (the “Consulting Services”), upon the terms and subject to the conditions set forth in this Agreement.

(b) Consultant agrees to devote Consultant’s reasonable efforts in performing the Consulting Services. Consultant shall comply with all rules, procedures and standards promulgated from time to time by the Company with regard to Consultant’s access to and use of the Company’s property, information, equipment and facilities.

2.	Compensation.

(a) Consulting Fee. Consultant shall be compensated for its services hereunder through a consulting fee (the “Consulting Fee”) at a rate of $1,000,000 per fiscal quarter, pro-rated for partial periods. The Consulting Fee shall be payable from July 20, 2021 (the “Effective Date”) until the second anniversary of the Effective Date (or 27 months from the Effective Date if the Company has executed a letter of intent, agreement in principle or definitive agreement for a De-SPAC Transaction (as defined below) within 24 months from the Effective Date) (the “End Date”) or such earlier date on which the Term terminates.

(b) Payment Schedule. The Company hereby elects to defer payment of the Consulting Fee (or the prorated portion thereof in the event of a termination of the Term prior to the End Date) until the closing of the Company’s business combination, merger, acquisition or similar transaction with an operating company (such event, the “De-SPAC Transaction”) or such other date as the parties mutually agree. Upon the De-SPAC Transaction or such other mutually agreed-upon date, the Company shall pay the Consulting Fee (accrued from the Effective Date through the End Date or earlier termination of the Term prior to the End Date, as applicable, notwithstanding that the De-SPAC Transaction may occur prior to the End Date) to Consultant.

(c)	Expenses.

(i) The Company will, from time to time as may be requested by Consultant, reimburse Consultant (or any of its affiliates) for any and all expenses incurred by Consultant (or any of its affiliates) prior to the date hereof or in connection with Consultant’s duties hereunder. The Company will reimburse all amounts to Consultant into an account designated by Consultant upon the presentation by Consultant of a receipt or invoice for such expenses.

(ii) Notwithstanding anything to the contrary herein, Consultant hereby waives any and all right, title, interest or claim of any kind (“Claim”) in or to any distribution of the Company’s trust account in which the proceeds of the Company’s initial public offering, as described in greater detail in the registration statement on Form S-1 and the prospectus filed with the Securities and Exchange Commission (File No. 333-253419), has been deposited, and hereby agrees not to seek recourse, reimbursement, payment or satisfaction for any Claim against the trust account for any reason whatsoever; provided, however, that if the Company completes its initial business combination, the Company shall repay any outstanding amounts out of the proceeds released to the Company from the trust account.

3. Independent Contractor. In furnishing the Consulting Services, Consultant understands that Consultant will at all times be acting as an independent contractor of the Company.

4.	Term and Termination.

(a) The Parties agree that this Agreement shall commence as of the date of this Agreement and continue until the earlier of (i) thirty (30) days after the date of the De-SPAC Transaction and (ii) the final dissolution of the Company (the “Term”), unless terminated earlier as set forth herein. For the avoidance of doubt, if the Term terminates prior to the De-SPAC Transaction, then no Consulting Fee shall be payable.

(b) The Company may terminate this Agreement immediately if Consultant is found by a court of competent jurisdiction to have committed fraud or embezzlement in the performance of the Consulting Services.

(c)	Either Party may terminate this Agreement upon thirty (30) days’ prior written notice to the other Party.

5.	Miscellaneous.

(a) Entire Agreement. This Agreement between the Company and Consultant, constitute the entire agreement among the Parties with respect to the subject matter hereof and supersede all other prior agreements and understandings, both written and oral, between the Parties with respect to such subject matter.

(b) Assignment; No Third-Party Beneficiaries. This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns. Nothing in this Agreement shall be construed to permit the assignment by Consultant of this Agreement or any of Consultant’s rights or obligations hereunder, and such assignment is expressly prohibited without the prior written consent of the Company; provided, that Consultant is authorized to assign this Agreement to an affiliate thereof. The Company may assign this contract in connection with a merger, consolidation or sale of all or substantially all of its assets or that portion of its business to which this Agreement relates or to an affiliate. Nothing in this Agreement is intended to or shall confer upon any person other than the Parties any rights or remedies hereunder.

(c) Amendments and Supplements. This Agreement may not be altered, changed or amended, except by an instrument in writing signed by the Parties.

(d) No Waiver. The terms and conditions of this Agreement may be waived only by a written instrument signed by the Party waiving compliance. The failure of any Party hereto to enforce at any time any of the provisions of this Agreement shall in no way be construed to be a waiver of any such provision, nor in any way to affect the validity of this Agreement or any part hereof or the right of such Party thereafter to enforce each and every such provision. No waiver of any breach of or non-compliance with this Agreement shall be held to be a waiver of any other or subsequent breach or non-compliance.

(e) Governing Law; Jurisdiction. This Agreement shall be governed by the laws of the State of Delaware without reference to the principles of conflicts of law of the State of Delaware or any other jurisdiction that would result in application of the laws of a jurisdiction other than the State of Delaware, and where applicable, the laws of the United States. Any action or proceeding arising out of or relating to this Agreement shall be brought exclusively in the federal or state courts of San Francisco, California, and the Parties hereby expressly represent and agree that they are subject to the personal jurisdiction of said courts, and the Parties hereby irrevocably consent to the jurisdiction of such courts in any legal or equitable proceedings related to such disputes and waive, to the fullest extent permitted by law, any objection which either of them may now or hereafter have that the laying of the venue of any legal proceedings related to such dispute which is brought in any such courts is improper or that such proceedings have been brought in an inconvenient forum.

(f) Survival; Validity. Notwithstanding the termination of Consultant’s relationship with the Company (whether pursuant to Section 4 or otherwise), the Company’s obligations pursuant to Section 2 shall survive the termination of this Agreement. The provisions of Section 5 of this Agreement shall survive termination of this Agreement. If any provision of this Agreement shall be determined to be invalid, illegal, or otherwise unenforceable by a court of competent jurisdiction, the validity, legality and enforceability of the other provisions of this Agreement shall not be affected thereby. Except as otherwise provided in this Section 5(f), any invalid, illegal or unenforceable provision of this Agreement shall be severable, and after any such severance, all other provisions hereof shall remain in full force and effect.

(g) Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed to be an original, but all of which together will constitute one and the same Agreement. Signatures delivered by facsimile or PDF shall be deemed effective for all purposes.

[signature page follows]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed as of the date first written above.

BILANDER ACQUISITION CORP.

By:	/s/ Scott W. Wagner
Name:	Scott W. Wagner
Title:	Chief Executive Officer

SHIPYARD ADVISORS, L.P.
By: Shipyard Advisors GP, LLC, its general partner

By:	/s/ Adam H. Clammer
Name:	Adam H. Clammer
Title:	Managing Member

[Signature Page to Consulting Agreement]

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